                                                                    EXHIBIT 99.3


Schedule II Valuation and Qualifying Accounts
        Schedule of Changes in Tax Valuation Allowance (In thousands)


                                            BEGINNING                                ENDING
                                            BALANCE      ADDITIONS      DEDUCTIONS   BALANCE
                                            ---------    ---------      ----------   --------
Balance at December 31, 1997                 $1,461        $3,348             --     $ 4,809
                                             ------        ------           ----     -------
Balance at December 31, 1998                  4,809         4,964             --       9,773
                                             ------        ------           ----     -------
Balance at January 1, 2000                   $9,773        $9,688             --     $19,461
                                             ======        ======           ====     =======

        Schedule of Changes in Accounts Receivable Reserve (In thousands)

                                            BEGINNING                                ENDING
                                            BALANCE      ADDITIONS      DEDUCTIONS   BALANCE
                                            ---------    ---------      ----------   --------

Balance at December 31, 1997                     --            --              --         --
Balance at December 31, 1998                     --            --              --         --
Balance at January 1, 2000                       --          $141            $(53)       $88
                                                ===          ====            ====        ===